Exhibit 99.1

ENOCHIAN BIOPHARMA INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

ENOCHIAN BIOPHARMA INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Enochian Biopharma Inc.

We have audited the accompanying balance sheet of Enochian Biopharma Inc. (the “Company”) as of September 30, 2017, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the period May 19, 2017 (inception) through September 30, 2017. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enochian Biopharma Inc. as of September 30, 2017, and the results of its operations and its cash flows for the period May 19, 2017 (inception) through September 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company’s loss from operations, working capital deficiency, and need for investor funding, raise substantial doubt about its ability to continue as a going concern. There can be no assurance that the merger transaction will be consummated as intended. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EISNERAMPER LLP

Iselin, New Jersey

February 8, 2018

Enochian Biopharma, Inc.

Balance Sheet

September 30, 2017

ASSETS
Current assets:
Cash	$111,284

Total assets	$111,284

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$92,374

Total current liabilities	92,374

Notes payable and advance from Dandrit	415,265

Total liabilities	507,639

Shareholders’ deficit:
Common stock, $0.0001 par value, 3,000,000 shares authorized, 850,000 shares issued and outstanding	85
Additional paid-in capital	(85)
Accumulated deficit	(396,355)

Total shareholders’ deficit	(396,355)

Total liabilities and shareholders’ deficit	$111,284

Enochian Biopharma, Inc.

Statement of Operations

For the Period May 19, 2017 (inception) through September 30, 2017

Operating expenses:
Research and development	$265,265
General and administrative	263,197

Total operating expenses	528,462

Loss from operations	(528,462)

Other (income) expense:
Other income from Dandrit	(137,500)
Interest expense	5,393

Total non-operating income	(132,107)

Net loss	$(396,355)

Enochian Biopharma, Inc.

Statement of Changes in Shareholders’ Deficit

For the Period May 19, 2017 (inception) through September 30, 2017

	Common Stock		Additional		Total
	Shares	Amount	Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit

Balance at May 19, 2017 (inception)	—	$—	$—	$—	$—

Common stock issued to Weird Science, LLC at formation	850,000	85	(85)	—	—

Net loss	—	—	—	(396,355)	(396,355)

Balance at September 30, 2017	850,000	$85	$(85)	$(396,355)	$(396,355)

Enochian Biopharma, Inc.
Statement of Cash Flows
For the Period May 19, 2017 (inception) through September 30, 2017

Cash flows from operating activities:
Net loss	$(396,355)
Changes in assets and liabilities:
Increase in liabilities:
Accounts payable and accrued expenses	92,374

Net cash used in operating activities	(303,981)

Cash flows from financing activities:
Draws on note payable and advance from Dandrit	415,265

Net cash provided by financing activities	415,265

Net increase in cash	111,284
Cash at beginning of period	—

Cash at end of period	$111,284

Supplemental disclosures of cash paid:
Interest	$—
Taxes	$—

Enochian Biopharma, Inc.

Notes to Financial Statements

September 30, 2017

Note A - Nature of Operations and Liquidity

[1]	Nature of operations:

Enochian Biopharma Inc. (“Enochian” and the “Company”), a Delaware corporation and a wholly owned subsidiary of Weird Science, LLC (“WS”), is a biotech company based in Los Angeles, California working on a curative treatment for HIV infection using innovative proprietary technology. For income tax filing purposes, Enochian Biopharma Inc. has operated as a C-Corporation since its incorporation on May 19, 2017. See Note G for disclosure relating to the new license agreement. The Company’s fiscal-year ends on September 30th.

[2]	Merger transaction:

On July 14, 2017, the Company entered into a non-binding term sheet for the merger agreement (“Merger”) between Weird Science, LLC, the Company and Dandrit BioTech USA, Inc. (“Dandrit”) whereby Dandrit would acquire all of the outstanding equity of Enochian. The purchase price for the equity of Enochian on a cash-free, debt-free basis at the closing will consist of (i) that number of newly issued shares of Dandrit restricted common stock which would increase Weird Science, LLC’s beneficial ownership in Dandrit to 50% of the issued and outstanding shares of common stock as of the date of Closing, together with the right to receive additional shares for no additional consideration from time to time upon the conversion of all outstanding warrants of Dandrit as of the date of Closing so that Weird Science, LLC shall receive, in the aggregate, 50% of the issued and outstanding shares of common stock of Dandrit calculated on a fully diluted basis as of the date of closing and (ii) the forgiveness of the debt evidenced by the Promissory Note issued by Enochian to Dandrit on July 14, 2017 (see Note C for description of the debt agreement). On January 12, 2018, the Merger was executed (see Note G).

In addition, under the Merger dated July 14, 2017, Dandrit agrees to pay the Company a fixed amount of $68,750 monthly for legal, accounting, and other professional fees of the Company incurred in connection with the preparation and negotiation of a definitive agreement exclusive of the audit. At closing, to the extent the monthly payments previously made are not sufficient to cover costs through and including the date of closing of the Merger, Dandrit shall pay all outstanding costs incurred by Enochian and Weird Science, LLC in connection with the transaction as of the date of closing, which such additional costs shall not exceed $50,000. Such monthly payments are considered other income. On January 12, 2018, the merger was executed (see Note G).

[3]	Liquidity:

The Company has incurred a loss from operations and has a working capital deficiency at September 30, 2017. The Company has financed its operations since inception through other income from Dandrit and the Promissory Note with Dandrit with a principal sum up to $500,000 together with interest. The Promissory Note is for the purpose of funding the pre-clinical study programs of which $265,265 was utilized through September 30, 2017. In addition, the Promissory Note resulted in an advance of $150,000 to be used for general working capital. The Company expects to continue to generate cash outflows from operations as the Company continues to embark on the clinical trials necessary to advance the products through the regulatory approval process. The Company entered into a merger agreement to be acquired by Dandrit, which merger transaction requires Dandrit to have at least $19 million of cash on the date of the transaction. If the merger does not close, the Company would be required to seek other outside financing and repay certain amounts to Dandrit of which there is no assurance of successful completion. Such factors raise substantial doubt about the Company’s ability to continue as a going concern.

Enochian Biopharma, Inc.

Notes to Financial Statements

September 30, 2017

Note B - Summary of Significant Accounting Policies

[1]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates affecting the financial statements that are particularly significant include the inputs and model assumptions related to the valuation of stock options and warrants. Actual results could differ from those estimates.

[2]	Stock-based compensation:

The Company recognizes expense for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718, Stock-Based Compensation. ASC 718 addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. ASC 718 requires that such transactions be accounted for using a fair value based method. The estimated fair value of the options is amortized over the vesting period, based on the fair value of the options on the date granted, and is calculated using the Black-Scholes option-pricing model.

In considering the fair value of the underlying stock when the Company grants options or issues restricted stock, the Company considered several factors including the fair values established by market transactions. Stock option-based compensation includes significant estimates and judgments of when stock options might be exercised, forfeiture rates and stock price volatility. The timing of option exercises is out of the Company’s control and depends upon a number of factors including the Company’s market value and the financial objectives of the option holders. These estimates can have a material impact on the stock compensation expense but will have no impact on the cash flows. The estimation of share-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period the estimates are revised.

[3]	Concentration of credit risk:

The Company from time to time during the period covered by these financial statements may have had bank account balances in excess of federally insured limits. The Company has not experienced losses in such accounts. The Company believes that it is not subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

[4]	Research and development:

Research and development expenses consist primarily of costs associated with the preclinical trials and other expenses for research and development, supplies and development materials, costs for consultants and related research. Expenditures relating to research and development are expensed as incurred.

Enochian Biopharma, Inc.

Notes to Financial Statements

September 30, 2017

Note B - Summary of Significant Accounting Policies (continued)

[5]	Income taxes:

The Company accounts for income taxes using the asset-and-liability method in accordance with ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the enactment date. A valuation allowance is recorded if it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized in future periods.

The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized. Tax positions that meet the more-likely-than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority.

[6]	Recent accounting pronouncements:

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments simplify the accounting for employee share-based payments, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The amendments also simplify two areas specific to private companies, practical expedient for expected term and intrinsic value. The ASU will be effective for annual periods beginning after December 15, 2017. The Company is in the process of assessing the impact of this ASU on the financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting. This update clarifies the changes to terms or conditions of a share-based payment award that require an entity to apply modification accounting. ASU 2017-09 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017. Early application is permitted and prospective application is required. The Company does not expect that the adoption of this guidance will have a significant impact on the Company’s financial position, results of operations or cash flows.

[7]	Subsequent events:

The Company has evaluated subsequent events through February 8, 2018, which is the date the financial statements were available to be issued.

Enochian Biopharma, Inc.

Notes to Financial Statements

September 30, 2017

Note C - Notes Payable from Dandrit

In July 2017, the Company entered into a Promissory Note (“Note”) with Dandrit. The outstanding principal amount of the Note is the lesser of (a) $500,000 or (b) all such amounts as have been or may be loaned by Dandrit to the Company as agreed by the parties from time to time. The Company shall only use the principal to fund pre-clinical study programs. Through September 30, 2017, $265,265 was drawn under this Note. The Note matures in July 2020 upon which time the principal is due; however, the Note will be cancelled upon the closing of the merger. In consideration of executing the Note, Dandrit agreed to advance the Company $150,000 (“Advance”), for general working capital. The Advance will only need to be repaid if there is a default or a breach of the agreement that is not cured within twenty days of written notice. Upon a default or breach that is not cured, the Advance will be added to the principal balance of the Note and will be payable under the same terms. Therefore, the Advance is recorded as a liability and would be de-recognized only when all contingencies have been resolved. The Company had $84,735 available to draw under the Note as of September 30, 2017. Interest is accrued on each installment of principal actually received by the Company from the date that each installment loan is made at a rate of 5% per annum. Interest expense accrued as of September 30, 2017 was $5,393 and is included in accounts payable and accrued expenses on the balance sheet.

Note D - Income Taxes

The Company’s year-end for income tax reporting purposes is December 31st. Accordingly, the Company has not yet filed its first tax returns. The Company has generated losses for income tax purposes, and therefore, there would be no current taxes due, and deferred tax assets (which would consist primarily of net operating loss carryforwards) would be fully reserved. Accordingly, there is no income tax expense/benefit recognized in the financial statements. As of September 30, 2017, the Company has deferred tax assets of approximately $200,000 resulting primarily from net operating losses which would have been derived from normal operations of the business and is offset by a full valuation allowance due to the uncertainty of the asset being realized.

The Internal Revenue Code (the “IRC”) contains limitations on the use of net operating loss carryforwards after the occurrence of a substantial ownership change as defined by IRC Section 382. Utilization of such net operating loss carryforwards may be limited if such capital raises are determined to be a change in ownership under IRC Section 382.

The Company accounts for uncertainty in income taxes in accordance with ASC 740, Income Taxes. Application of this topic involves an assessment of whether each income tax position is “more likely than not” of being sustained on audit, including resolution of related appeals or litigation process, if any. For each income tax position that meets the “more likely than not” recognition threshold, the Company then assess the largest amount of tax benefit that is greater than 50% likelihood of being realized upon effective settlement with the tax authority. There were no uncertain income tax positions at September 30, 2017.

Note E - Stock Incentive Plan

In 2017, the Company adopted the 2017 Equity Incentive Plan (the “Plan”). The Plan provides for the granting of stock options, restricted stock, or restricted stock units (collectively, the “Awards”). The Plan gives authority to the Board of Directors to administer and implement the Plan, including authority to determine the terms and conditions for all grants of Awards. The terms and conditions of each Award are determined by the Board or a committee designated by the Board. Under the Plan, the administrator may grant incentive stock options or non-qualified stock options with a term not to exceed 10 years from the grant date and at an exercise price per share that shall not be less than 100% of the fair market value of the share on the date of the grant. However, any incentive stock option granted to any participant who, at the time the option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a subsidiary will have an exercise price per share of not less than 110% of fair market value per share on the date of the grant. Restricted stock may be issued either alone or in conjunction with other awards. Any awards that expire, terminate or are cancelled or forfeited for any reason without having been exercised in full will again become available for grant under the Plan.

Enochian Biopharma, Inc.

Notes to Financial Statements

September 30, 2017

Note E - Stock Incentive Plan (continued)

The maximum number of shares that may be subject to Awards under the Plan is 150,000. In August 2017, the Company granted 22,500 shares of restricted stock to outside consultants which vests annually over a three-year period.

All of the shares of restricted stock shall immediately and fully vest on the earlier of the following events (i) the Company’s termination of that certain Consulting Agreement dated effective May 19, 2017 by and between the Company and DCA Advisory Services LLC (“DCA”) (the “Consulting Agreement”) or the services rendered by DCA or the Participant thereunder, other than for Cause (as defined in the Plan) prior to the expiration of the initial one year term of the Consulting Agreement and (ii) other specified events per the Consulting Agreement.

As of September 30, 2017, there were no vested restricted stock awards. The stock compensation for the period May 19, 2017 (inception) through September 30, 2017 was de minimus. As of September 30, 2017, the unrecognized stock compensation expense for the restricted stock awards granted in August 2017 is approximately $9,500, which is expected to be recognized per the annual vesting schedule over the term of the restricted stock award over a three-year period.

Note F - Commitments

[1]	Employment agreements:

The Company has executed an employment agreement with Carl F. Sandler, Chief Executive Officer, effective May 19, 2017 on an at will basis. The terms of the employment agreement include an annual salary of $104,000 subject to customary withholdings and authorized deductions and payable in equal installments in accordance with the Company’s customary payroll practices, a discretionary annual bonus in an amount up to 50% of the base salary, subject to active employment with the Company on the date such bonus is paid and based on Company and individual performance objectives, determined in the Board of Director’s discretion and judgment, as well as a transaction bonus of $100,000 subject to the merger occurring no later than June 1, 2018.

[2]	Clinical agreements:

The Company has a service agreement with HD Biosciences, Inc. to provide research and discovery services to the Company to assist the Company in its drug discovery and preclinical development. The agreement may be terminated by either party upon thirty days prior written notice.

[3]	Consulting agreements:

Effective May 19, 2017, the Company entered into a consulting agreement with DCA Advisory Services LLC for one year with a monthly fee of $15,000 through (i) the end of September 2017, (ii) until the closing of the merger, or (iii) until the Company provides written notice of termination of services, whichever is later. In addition, the Company issued restricted stock in the Company representing 2%, or 20,000 shares, of the fully-diluted capitalization in the Company (see Note E).

Enochian Biopharma, Inc.

Notes to Financial Statements

September 30, 2017

Note F - Commitments (continued)

[4]	License agreements:

On May 19, 2017, the Company entered into a license agreement with Weird Science, LLC, the Licensor, whereby, WS granted the Company an exclusive, royalty-bearing license under the patents to discover, develop, use, make, have made, sell, have sold, offer for sale, market, export, import, and otherwise commercialize products in the treatment and cure of HIV. The Company granted WS an exclusive, royalty-free, sub-licensable license to discover, develop, use, make, have made, sell, have sold, offer for sale, market, export, import, and otherwise commercialize products outside the treatment and cure of HIV throughout the world. The Company is responsible, at its own expense, for development, registration and commercialization of the treatment and cure of HIV as well as submitting all required regulatory filings. In consideration for the agreement by WS, the Company agrees to make several milestone payments to WS based upon regulatory events and to pay royalties to WS on aggregate annual net sales at a rate of 5% of net sales. As of September 30, 2017, none of the regulatory milestones were achieved, and therefore no amounts were due to WS. The license was re-negotiated in January 2018 (see Note G).

Note G - Subsequent Events

[1]	Dandrit payments:

Pursuant to the agreement dated July 14, 2017 with Dandrit, the Company has received $343,750 from Dandrit in monthly payments from October 1, 2017 through February 8, 2018.

[2]	Dandrit note:

In November 2017, the Company borrowed an additional $31,674 from Dandrit under the terms of the Note.

[3]	Weird Science loan:

On November 27, 2017 and December 28, 2017, the Company made two loans to WS both in the amount of $30,000. Interest is accrued at a rate of 5%. The principal was repaid in full on January 8, 2018 and the interest will be repaid before January 31, 2018.

[4]	Stock options:

In November 2017, the Company granted 3,500 non-qualified stock options to consultants which vest 25% on the one year anniversary and one thirty-sixth each month thereafter.

The ranges of assumptions used in the Black-Scholes option-pricing model for options granted after year-end is as follows:

Expected volatility	189.65%
Expected dividend yield	0%
Expected term	3.25 years
Risk-free rate	1.75%

Enochian Biopharma, Inc.

Notes to Financial Statements

September 30, 2017

Note G - Subsequent Events (continued)

[4]	Stock options: (continued)

The weighted average grant date fair value of options granted under the Plan in November 2017, using the Black-Scholes option-pricing model was $0.42 per share. Expected stock price volatility was calculated based on the weighted-average of historical information of similar public entities. The risk-free rate was based on the U.S. Treasury yield curve in effect at the time of grant commensurate with the expected life assumption. The average expected life was determined based on anticipated exercise strategy and cancellation behavior for employees and nonemployees. The Company has not paid and does not anticipate paying cash dividends; therefore, the expected dividend rate was assumed to be 0%.

[5]	License agreement:

On January 12, 2018, the Company entered into a new license agreement with WS and terminated the original license agreement (see Note F[4]). Per the new license agreement, WS granted the Company a perpetual, fully paid up, royalty-free, sub-licensable, exclusive license to the rights associated with the technology used in the prevention, treatment, and/or amelioration of and/or therapy exclusively for HIV in humans.

[6]	Merger agreement:

On January 12, 2018, the Company entered into a merger agreement with Dandrit and Weird Science, LLC. The Company’s shares will be converted into that number of newly issued shares of Dandrit common stock which would increase the aggregate beneficial ownership of the stockholders and their respective affiliates in Dandrit on the date of closing to 50% of the number of shares of Dandrit common stock issued and outstanding and the right to receive from Dandrit shares of Dandrit common stock which may become issuable as earnout stock. Simultaneously, Dandrit will assume, cancel, or forgive the Promissory Note outstanding. Each non-qualified stock option to purchase Company shares that is unexercised and outstanding immediately prior to the closing, whether or not vested, will automatically terminate without payment.

As of February 8, 2018, the merger has not yet been completed.